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Exhibit 99

Contacts:	David Banks Investor Relations 303.967.8057

FIRST DATA ANNOUNCES THIRD QUARTER RESULTS
Reported EPS of $0.49
Recurring EPS of $0.51

        DENVER, October 14, 2003—First Data today reported third quarter earnings per share (EPS) growth of 9% to $0.49 on a reported basis. Recurring EPS grew 13% to $0.51. Third quarter revenue grew 10% to $2.14 billion. Cash flow from operations continues to be strong.

        "Our ability to execute on the operating plan allowed us to deliver another strong quarter," said Charlie Fote, chairman and chief executive officer. "We continue to make investments across all of our businesses, ensuring that we remain well positioned to capitalize on strong industry growth trends. We will also continue to review and streamline operations in all segments as we prepare to integrate Concord.

        "Based on what we know today, we expect full-year revenue growth of close to 14% and full-year reported EPS to be in the middle of the $1.87-$1.93 range," Fote added.

        (Refer to the Financial Measures section below for the definition of recurring operations.)

  Third Quarter Financial Highlights

  •
  Recurring third quarter 2003 EPS of $0.51 excluded a net $0.02 charge related primarily to restructuring.

  •
  Operating margin for the quarter was 23%. The two largest segments, Payment Services and Merchant Services, delivered margins of 35% and 27%, respectively.

  •
  During the quarter, 11.1 million shares of stock were repurchased for $439 million at an average price of $39.43 per share. The remaining authorization for stock repurchases is approximately $607 million.

Third Quarter Business Segment Highlights

        Payment Services delivered third quarter revenue of $935 million, a 14% growth from the same period last year. On August 5th the company acquired a 51% stake in Eposs, a U.K. provider of prepaid payment solutions. During the third quarter Eposs contributed approximately $1.5 million of revenue to this segment. Operating profits grew 14% to $324 million with a strong 35% profit margin. Increased scale in the international business and improving trends in Mexico contributed to the strong profit margin.

        Western Union, which comprises more than 80% of Payment Services' revenue, posted healthy consumer-to-consumer, consumer-to-business and prepaid transaction growth of 18%, 11% and 34%, respectively. Mexico money transfer revenue grew 16% on 20% transaction growth. In the international business, transactions grew 24% driving revenue growth of 23%.

        Agent locations as of September 30 were approximately 169,000, up 25% from the same period last year. Western Union is on pace to have more than 180,000 agent locations by year-end.

        Merchant Services continued to deliver robust results. Revenue grew 12% for the third quarter to $785 million, and operating profits grew 10% to $215 million. Margins remained strong at 27%, including ongoing investments in the international arena and product and service enhancements. Total transactions processed in the third quarter grew a very healthy 26%.

        During the quarter, TeleCheck announced an agreement to provide end-to-end check verification and recovery services to Albertsons.

        Card Issuing Services posted third quarter revenue of $492 million, up 1%. Operating profits of $73 million declined as a result of decreasing subprime business, pricing adjustments and the deconversion of Citi's bankcard portfolio. This deconversion was partially offset by the smooth conversion of The Home Depot retail portfolio, a part of Citi Commerce Solutions.

        During the quarter, the company converted more than 15 million accounts, bringing the total for the year to 24 million. The pipeline of accounts to be converted is approximately 75 million; 11 million of which are scheduled to be converted by year-end. The accounts on file at September 30 stood at 332 million.

        Internationally, First Data signed its first full bankcard outsourcing agreement in China with China Everbright Bank.

        Emerging Payments, First Data's eONE Global business reported $39 million in revenue for the quarter.

Financial Measures

        Results from recurring operations are non-GAAP (generally accepted accounting principles) measures and should be viewed in addition to, and not in lieu of, the company's reported results. Reconciliations to comparable GAAP measures are available in the accompanying schedules and in the "Invest" section of the company's web site at www.firstdata.com. Recurring operations exclude restructuring, impairment, significant litigation and regulatory settlement charges; and divestiture and non-operating investment gains and losses, as detailed in the accompanying schedules.

Conference Call and Webcast

        First Data will hold a conference call today at 8:00 a.m. EDT to discuss the company's third quarter financial performance. Charlie Fote, chairman and chief executive officer; Kim Patmore, executive vice president and chief financial officer; and David Banks, senior vice president of Investor Relations will host the call. The call will be open to the public. The conference call can be accessed by calling 888-831-9087 (in the U.S.) or 210-234-8689 (internationally) and passcode: FDC. This call also will be broadcast on the company's web site at www.firstdata.com. Interested parties are encouraged to click on the webcast link 10-15 minutes prior to the start of the conference call.

        A replay of the conference call and the webcast will be available October 15 at 8:00 a.m. EDT through 5:00 p.m. EDT October 22, 2003. The replay of the call is available at 800-337-6849 in the U.S. or 402-220-0213 internationally (no passcode required), and a replay of the webcast is available at www.firstdata.com.

        Please note: All statements made by First Data officers on this call are the property of First Data and subject to copyright protection. Recording of the call is prohibited without the express written consent of First Data.

# # # # #

First Data Corp. (NYSE: FDC), with global headquarters in Denver, helps power the global economy. As a leader in electronic commerce and payment services, First Data serves approximately 3 million merchant locations, 1,400 card issuers and millions of consumers, making it easy, fast and secure for people and businesses to buy goods and services using virtually any form of payment. With 29,000 employees worldwide, the company provides credit, debit, smart card and stored-value card issuing and merchant transaction processing services; Internet commerce solutions; money transfer services; money orders; and check processing and verification services throughout the United States. First Data also offers a variety of payment services in the United Kingdom, Australia, Canada, Japan, Mexico, Spain, the Netherlands, the Middle East and Germany. Its Western Union and Orlandi Valuta money transfer networks include a total of approximately 169,000 Agent locations in more than 195 countries and territories. For more information, please visit the company's web site at www.firstdata.com.

Notice to Investors, Prospective Investors and the Investment Community

Cautionary Information Regarding Forward-Looking Statements

Statements in this press release regarding First Data Corporation's business which are not historical facts, including the revenue and earnings projections, are "forward-looking statements." All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected. Important factors upon which the Company's forward-looking statements are premised include: (a) continued growth at rates approximating recent levels for card-based payment transactions, consumer money transfer transactions and other product markets; (b) successful conversions under service contracts with major clients; (c) renewal of material contracts in the Company's business units consistent with past experience; (d) timely, successful and cost-effective implementation of processing systems to provide new products, improved functionality and increased efficiencies, particularly in the card issuing services segment; (e) successful and timely integration of significant businesses and technologies acquired by the Company and realization of anticipated synergies; (f) continuing development and maintenance of appropriate business continuity plans for the Company's processing systems based on the needs and risks relative to each such system; (g) absence of consolidation among client financial institutions or other client groups which has a significant impact on FDC client relationships and no material loss of business from significant customers of the Company; (h) achieving planned revenue growth throughout the Company, including in the merchant alliance program which involves several joint ventures not under the sole control of the Company and each of which acts independently of the others, and successful management of pricing pressures through cost efficiencies and other cost management initiatives; (i) successfully managing the credit and fraud risks in the Company's business units and the merchant alliances, particularly in the context of the developing e-commerce markets; (j) anticipation of and response to technological changes, particularly with respect to e-commerce; (k) attracting and retaining qualified key employees; (l) no unanticipated changes in laws, regulations, credit card association rules or other industry standards affecting FDC's businesses which require significant product redevelopment efforts, reduce the market for or value of its products or render products obsolete; (m) continuation of the existing interest rate environment so as to avoid increases in agent fees related to Payment Services' products and increases in interest on the Company's borrowings; (n) absence of significant changes in foreign exchange spreads on retail money transfer transactions, particularly in high-volume corridors, without a corresponding increase in volume or consumer fees; (o) continued political stability in countries in which Western Union has material operations; (p) implementation of Western Union agent agreements with governmental entities according to schedule and no interruption of relations with countries in which Western Union has or is implementing material agent agreements; (q) no unanticipated developments relating to previously disclosed lawsuits, investigations or similar matters; (r) successful management of any impact from slowing economic conditions or consumer spending; (s) no catastrophic events that could impact the Company's or its major customer's operating facilities, communication systems and technology or that has a material negative impact on current economic conditions or levels of consumer spending; (t) no material breach of security of any of our systems; and (u) successfully managing the potential both for patent protection and patent liability in the context of rapidly developing legal framework for expansive software patent protection.

Not a Proxy Solicitation

This communication is not a solicitation of a proxy from any security holder of First Data Corporation or Concord EFS, Inc. First Data has filed with the Securities and Exchange Commission (SEC) a joint proxy statement/prospectus concerning the planned merger of Concord with a subsidiary of First Data. WE URGE INVESTORS TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain the documents free of charge at the SEC's website, www.sec.gov. In addition, documents filed with the SEC by First Data will be available free of charge from First Data Investor Relations, 6200 S. Quebec St., Suite 340, Greenwood Village, CO 80111. Documents filed with the SEC by Concord will be available free of charge from Concord Investor Relations, 2525 Horizon Lake Drive, Suite 120, Memphis, TN 38133.

First Data and its directors and executive officers and other members of its management and employees, may be deemed to be participants in the solicitation of proxies from the stockholders of First Data in connection with the planned merger. Information about the directors and executive officers of First Data and their ownership of First Data stock is set forth in the proxy statement for First Data's 2003 annual meeting of stockholders. Investors may obtain additional information regarding the interests of the participants by reading the joint proxy statement/prospectus.

FIRST DATA CORPORATION
SUMMARY FINANCIAL HIGHLIGHTS
(Unaudited)
(In millions, except per share amounts)

	Three Months Ended September 30,
	2003	2002	Change
Total revenues (GAAP)	$2,139.6	$1,947.5	10%

Income before income taxes, minority interest and equity earnings in affiliates
Recurring operations	$491.7	$458.6	7%
Items excluded from recurring operations (f)	(33.0)	—

Reported (GAAP)	$458.7	$458.6	0%

Net income
Recurring operations	$380.4	$342.5	11%
Items excluded from recurring operations	(19.5)	—

Reported (GAAP)	$360.9	$342.5	5%

Earnings per common share—diluted
Recurring operations	$0.51	$0.45	13%
Items excluded from recurring operations	(0.02)	—

Reported (GAAP)	$0.49	$0.45	9%

Weighted average shares outstanding—diluted	743.2	767.4	-3%
Net income margins
Recurring operations	17.8%	17.6%	0.2 pts
Items excluded from recurring operations	(0.9%)	—

Reported (GAAP)	16.9%	17.6%	-0.7 pts

(See accompanying notes)

FIRST DATA CORPORATION
SUMMARY FINANCIAL HIGHLIGHTS
(Unaudited)
(In millions, except per share amounts)

	Nine Months Ended September 30,
	2003	2002	Change
Total revenues (GAAP)	$6,262.8	$5,577.7	12%

Income before income taxes, minority interest and equity earnings in affiliates
Recurring operations	$1,370.2	$1,238.5	11%
Items excluded from recurring operations (f)	(33.2)	(46.0)

Reported (GAAP)	$1,337.0	$1,192.5	12%

Net income
Recurring operations	$1,026.8	$911.1	13%
Items excluded from recurring operations	(19.5)	(25.7)

Reported (GAAP)	$1,007.3	$885.4	14%

Earnings per common share—diluted
Recurring operations	$1.36	$1.18	15%
Items excluded from recurring operations	(0.03)	(0.04)

Reported (GAAP)	$1.33	$1.14	17%

Weighted average shares outstanding—diluted	756.6	774.6	-2%
Net income margins
Recurring operations	16.4%	16.3%	0.1 pts
Items excluded from recurring operations	(0.3%)	(0.4%)

Reported (GAAP)	16.1%	15.9%	0.2 pts

(See accompanying notes)

FIRST DATA CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In millions, except per share amounts)

	Three Months Ended September 30,
	2003	2002	Change
Revenues:
Transaction and processing service fees:
Payment services	$832.6	$734.3	13%
Merchant services	545.6	490.0	11%
Check verification and guarantee services	96.3	95.5	1%
Card issuing services	323.8	326.3	-1%
All other	35.0	38.3	-9%
Investment income, net	37.7	22.1	71%
Professional services	23.6	33.5	-30%
Software licensing and maintenance	14.0	13.4	4%
Product sales and other	83.1	61.5	35%
Reimbursable postage and other	147.9	132.6	12%

	2,139.6	1,947.5	10%

Expenses:
Cost of services	1,086.1	958.7	13%
Cost of products sold	53.2	46.8	14%
Selling, general and administrative	333.7	323.2	3%
Reimbursable postage and other	147.9	132.6	12%
Other operating expenses:
Restructuring, net	28.9	—	NM
Impairments	0.8	—	NM
Litigation and regulatory settlements	5.0	—	NM

	1,655.6	1,461.3	13%

Operating profit	484.0	486.2	0%

Other income (expense):
Interest income	2.1	1.1	91%
Interest expense	(29.1)	(28.7)	1%
Investment gains and (losses)	(5.1)	—	NM
Divestitures, net	6.8	—	NM

	(25.3)	(27.6)	-8%

Income before income taxes, minority interest and equity earnings in affiliates	458.7	458.6	0%

Income taxes (g)	101.4	123.5	-18%
Minority interest	(32.3)	(26.2)	23%
Equity earnings in affiliates	35.9	33.6	7%

Net income	$360.9	$342.5	5%

Earnings per share—basic	$0.49	$0.45	9%
Earnings per share—diluted	$0.49	$0.45	9%
Weighted average shares outstanding:
Basic	731.9	755.5	-3%
Diluted	743.2	767.4	-3%
Shares outstanding at end of period	728.8	752.1	-3%

(See accompanying notes)

FIRST DATA CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In millions, except per share amounts)

	Nine Months Ended September 30,
	2003	2002	Change
Revenues:
Transaction and processing service fees:
Payment services	$2,382.6	$2,055.6	16%
Merchant services	1,557.4	1,387.2	12%
Check verification and guarantee services	290.3	276.4	5%
Card issuing services	993.6	956.2	4%
All other	107.9	121.0	-11%
Investment income, net	105.8	77.7	36%
Professional services	74.6	82.8	-10%
Software licensing and maintenance	37.4	41.3	-9%
Product sales and other	247.0	209.2	18%
Reimbursable postage and other	466.2	370.3	26%

	6,262.8	5,577.7	12%

Expenses:
Cost of services	3,169.6	2,802.0	13%
Cost of products sold	152.6	140.5	9%
Selling, general and administrative	1,028.0	942.3	9%
Reimbursable postage and other	466.2	370.3	26%
Other operating expenses:
Restructuring, net	28.9	7.1	NM
Impairments	0.8	11.3	NM
Litigation and regulatory settlements	5.0	30.0	NM

	4,851.1	4,303.5	13%

Operating profit	1,411.7	1,274.2	11%

Other income (expense):
Interest income	4.8	3.9	23%
Interest expense	(81.0)	(88.0)	-8%
Investment gains and (losses)	(5.3)	—	NM
Divestitures, net	6.8	2.4	NM

	(74.7)	(81.7)	-9%

Income before income taxes, minority interest and equity earnings in affiliates	1,337.0	1,192.5	12%

Income taxes (g)	344.1	319.6	8%
Minority interest	(89.3)	(73.2)	22%
Equity earnings in affiliates	103.7	85.7	21%

Net income	$1,007.3	$885.4	14%

Earnings per share—basic	$1.36	$1.17	16%
Earnings per share—diluted	$1.33	$1.14	17%
Weighted average shares outstanding:
Basic	743.3	759.4	-2%
Diluted	756.6	774.6	-2%
Shares outstanding at end of period	728.8	752.1	-3%

(See accompanying notes)

FIRST DATA CORPORATION
SUMMARY SEGMENT DATA
(Unaudited)
(In millions)

	Three Months Ended September 30,
	2003	2002	Change
Revenues:
Payment services	$935.2	$820.5	14%
Merchant services	785.1	702.6	12%
Card issuing services	492.0	485.1	1%
Emerging payments	38.5	37.7	2%

Subtotal segment revenues	2,250.8	2,045.9	10%
All other and corporate	20.0	22.7	-12%

	2,270.8	2,068.6	10%

Adjustments for items included in segment and all other and corporate revenue: (a)
Equity earnings in affiliates (b)	(44.0)	(40.0)	10%
Interest income	(2.1)	(1.1)	91%
Eliminations (c)	(85.1)	(80.0)	6%

Consolidated revenue	$2,139.6	$1,947.5	10%

Operating profit: (d)
Payment services	$323.7	$285.0	14%
Merchant services	215.0	196.0	10%
Card issuing services	72.7	97.0	-25%
Emerging payments	(5.3)	(4.9)	-8%

Subtotal segment operating profit	606.1	573.1	6%
All other and corporate	(28.6)	(24.2)	-18%

	577.5	548.9	5%

Adjustments for items included in segment and all other and corporate operating profit: (a)
Equity earnings in affiliates	(35.9)	(33.6)	7%
Minority interest from segment operations (e)	34.3	26.2	31%
Eliminations (c)	(55.1)	(54.2)	2%
Interest expense	(29.1)	(28.7)	1%
Items excluded from recurring operations (f)	(33.0)	—	NM

Income before income taxes, minority interest and equity earnings in affiliates	$458.7	$458.6	0%

Depreciation & Amortization:
Payment services	$30.8	$24.0	28%
Merchant services	61.5	60.4	2%
Card issuing services	45.5	45.0	1%
Emerging payments	2.7	2.7	0%
All other and corporate	4.0	5.2	-23%

Consolidated depreciation & amortization	$144.5	$137.3	5%

(See accompanying notes)

FIRST DATA CORPORATION
SUMMARY SEGMENT DATA
(Unaudited)
(In millions)

	Nine Months Ended September 30,
	2003	2002	Change
Revenues:
Payment services	$2,684.0	$2,319.2	16%
Merchant services	2,265.5	2,023.3	12%
Card issuing services	1,524.3	1,399.7	9%
Emerging payments	113.3	105.2	8%

Subtotal segment revenues	6,587.1	5,847.4	13%
All other and corporate	60.4	69.0	-12%

	6,647.5	5,916.4	12%

Adjustments for items included in segment and all other and corporate revenue: (a)
Equity earnings in affiliates (b)	(126.6)	(104.4)	21%
Interest income	(4.8)	(3.9)	23%
Eliminations (c)	(253.3)	(230.4)	10%

Consolidated revenue	$6,262.8	$5,577.7	12%

Operating profit: (d)
Payment services	$909.2	$761.0	19%
Merchant services	586.3	533.3	10%
Card issuing services	222.2	272.0	-18%
Emerging payments	(13.0)	(17.3)	25%

Subtotal segment operating profit	1,704.7	1,549.0	10%
All other and corporate	(73.6)	(55.6)	-32%

	1,631.1	1,493.4	9%

Adjustments for items included in segment and all other and corporate operating profit: (a)
Equity earnings in affiliates	(103.7)	(85.7)	21%
Minority interest from segment operations (e)	91.5	78.3	17%
Eliminations (c)	(167.7)	(159.5)	5%
Interest expense	(81.0)	(88.0)	-8%
Items excluded from recurring operations (f)	(33.2)	(46.0)	NM
Income before income taxes, minority interest and equity earnings in affiliates
	$1,337.0	$1,192.5	12%

Depreciation & Amortization:
Payment services	$88.6	$66.5	33%
Merchant services	186.2	176.8	5%
Card issuing services	137.3	126.6	8%
Emerging payments	8.2	10.2	-20%
All other and corporate	12.6	14.5	-13%

Consolidated depreciation & amortization	$432.9	$394.6	10%

(See accompanying notes)

FIRST DATA CORPORATION
NOTES TO FINANCIAL SCHEDULES
(Unaudited)

(a)
Reconciles the total segment and all other and corporate revenue to consolidated revenue or total segment and all other and corporate operating profit to income before income taxes, minority interest and equity earnings in affiliates as reported on the Consolidated Statements of Income.

(b)
Excludes equity losses that were recorded in expense of $1.2 million and $2.3 million for the three and nine months ended September 30, 2003, respectively, and the amortization related to the excess of the investment balance over the Company's proportionate share of the investee's net book value for 2003 and 2002.

(c)
Represents elimination of adjustment to record payment services segment revenues and operating profit on a pre-tax equivalent basis and elimination of intersegment revenue.

(d)
Segment and all other and corporate operating profit includes interest income, minority interest from segment operations and equity earnings in affiliates net of related amortization expense and the allocation of corporate overhead. Segment and all other and corporate operating profit excludes items discussed in note (f) below and interest expense.

(e)
Minority interest from segment operations excludes minority interest attributable to items excluded from segment operations discussed in note (f) below.

(f)
Items excluded from recurring operations consist of the following:

2003 (in millions)	Three months ended Sept. 30, 2003	Nine months ended Sept. 30, 2003
Restructuring, net	$(28.9)	$(28.9)	Restructuring charges of $30.4 million were recorded offset with reversals of excess restructuring accruals of $1.5 million.
Impairments	(0.8)	(0.8)	A software impairment charge of $0.8 million was recorded in the third quarter related to the discontinuance of a card issuing services product offering.
Litigation and regulatory	(5.0)	(5.0)	A litigation charge of $5.0 million was recorded in the third quarter related to a lawsuit associated with settlements the merchant services segment.
Investment losses, net	(5.1)	(5.3)	Net investment losses of $5.1 million and $5.3 million were recorded in the three and nine months, respectively, primarily related to e-commerce businesses.
Divestitures, net	6.8	6.8	Divestiture reserves of $6.8 million were released in the third quarter related to the passage of certain exposures.

	(33.0)	(33.2)
Minority interest	2.0	2.2

	$(31.0)	$(31.0)

2002 (in millions)	Three months ended Sept. 30, 2002	Nine months ended Sept. 30, 2002
Restructuring, net	$—	$(7.1)	A restructuring charge of $9.0 million was recorded offset with reversals of excess restructuring accruals of $1.9 million.
Impairments	—	(11.3)	Impairment charges of $11.3 million related to SurePay's capitalized business to business software development costs.
Litigation and regulatory	—	(30.0)	A litigation charge of $30.0 million related to the anticipated settlement of various Western settlements Union class action lawsuits.
Investment gains, net	—	—	Investment losses of $8.1 million related to e-commerce businesses offset by a net gain of $8.1 million on the sale of a portion of the Company's investment in CheckFree Corporation.
Divestitures, net	—	2.4	Divestiture reserves of $2.4 million were released due to the passage of certain contractual indemnification provisions and the release of amounts previously held in escrow.

	—	(46.0)
Minority interest	—	5.1

	$—	$(40.9)

(g)
The reduction of the effective tax rate for the three and nine months ended September 30, 2003 resulted from higher than anticipated tax free municipal interest and, to a larger extent, the third quarter 2003 expiration of the statutory examination period for a prior tax year.

    NM = Not meaningful.

FIRST DATA CORPORATION
FINANCIAL TRANSACTION PROCESSING
KEY INDICATORS
(Unaudited)

	2003	2002	Change
At September 30:
Card accounts on file (millions) (a)
Domestic cards	302.2	299.7	1%
International cards	30.1	25.2	19%

Total	332.3	324.9	2%

For the Three-Months Ended September 30:
North America merchant dollar volume (billions) (b)	$175.6	$143.9	22%
North America merchant transactions (millions) (b)	3,274.6	2,609.0	26%
Payment services transactions (millions):
Consumer-to-consumer money transfer (c)	20.9	17.7	18%
Branded consumer-to-business (d)	33.6	30.2	11%
For the Nine-Months Ended September 30:
North America merchant dollar volume (billions) (b)	$491.8	$403.4	22%
North America merchant transactions (millions) (b)	9,113.1	7,302.7	25%
Payment services transactions (millions):
Consumer-to-consumer money transfer (c)	59.0	49.0	20%
Branded consumer-to-business (d)	100.1	88.4	13%
(a)
Domestic and international card accounts on file for 2002 have been restated to reflect a reclassification from domestic to international for accounts related to Canada and Latin America that are now considered part of international.

(b)
North America merchant dollar volume includes Visa and MasterCard credit and off-line debit and PIN-based debit at point-of-sale. North America merchant transactions include Visa and MasterCard credit and off-line debit, processed-only customer transactions and PIN-based debit at point-of-sale.

(c)
Consumer-to-consumer money transfer transactions include North America and international consumer money transfer services.

(d)
Branded consumer-to-business transactions include Quick Collect, EasyPay, PhonePay, Paymap's Just-in-Time and Equity Accelerator services, and E Commerce Group's Speedpay transactions directly processed by E Commerce Group. Amounts for 2002 include transactions for E Commerce Group and Paymap as if they were consolidated subsidiaries for the entire year to provide a more meaningful comparison.

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  Exhibit 99
FIRST DATA CORPORATION SUMMARY FINANCIAL HIGHLIGHTS (Unaudited) (In millions, except per share amounts)
FIRST DATA CORPORATION SUMMARY FINANCIAL HIGHLIGHTS (Unaudited) (In millions, except per share amounts)
FIRST DATA CORPORATION CONSOLIDATED STATEMENTS OF INCOME (Unaudited) (In millions, except per share amounts)
FIRST DATA CORPORATION CONSOLIDATED STATEMENTS OF INCOME (Unaudited) (In millions, except per share amounts)
FIRST DATA CORPORATION SUMMARY SEGMENT DATA (Unaudited) (In millions)
FIRST DATA CORPORATION SUMMARY SEGMENT DATA (Unaudited) (In millions)
FIRST DATA CORPORATION NOTES TO FINANCIAL SCHEDULES (Unaudited)
FIRST DATA CORPORATION FINANCIAL TRANSACTION PROCESSING KEY INDICATORS (Unaudited)